Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-3 of Centrais Elétricas Brasileiras S.A. – Eletrobras of our report dated May 6, 2022 relating to the financial statements of Centrais Elétricas Brasileiras S.A. – Eletrobras, which appears in the Form 20-F for the year ended December 31, 2021 of Centrais Elétricas Brasileiras S.A. – Eletrobras.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

May 27, 2022